  EXHIBIT 1.2

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) dated as of this [●] day of [●] 2021 by and between China Liberal Education Holdings Limited, a company organized under the laws of the Cayman Islands (the “Company” or “China Liberal”), having an address at Zhongguancun MOOC Times Building, Room 1618, 18 Zhongguancun Street, Haidian District, Beijing, 100190, People’s Republic of China, and PECCOIN LIMITEED (the “Escrow Agent”), with its principal corporate trust office at 20/F North Cape Commercial Building, 388 King’s Road, North Point, Hong Kong. The Company and the Escrow Agent are collectively referred to as “Parties” and individually, a “Party.”

W I T N E S S E T H:

WHEREAS, the Company proposes to sell its ordinary shares, par value $0.001 per share (the “Shares”), at an offering price of $[●] per share, for an offering amount of up to $33,000,000 (the “Maximum Offering Amount”) in a best efforts offering (the “Offering”) to investors (each, an “Investor”); and

WHEREAS, subject to all of the conditions to closing being satisfied or waived, the closing(s) of the Offering shall take place from time to time until the earlier of (i) the date upon which subscriptions for the Maximum Offering Amount have been accepted and (ii) the date upon which the Company elects to terminate the Offering in its sole discretion, but no later than September 30, 2021, which date may be extended for up to an additional 90 days in the sole discretion of the Company (the “Termination Date” and if so extended, the “Final Termination Date”); and

WHEREAS, in connection with the Offering, the Company will enter into a Subscription Agreements and the documents that are exhibits thereto with each Investor, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”); and

WHEREAS, the Company desires to establish an escrow account with the Escrow Agent into which the Company shall instruct the Investors to deposit checks and other instruments for the payment of money made payable to the order of “PECCOIN LIMITED as Escrow Agent for China Liberal Escrow,” and the Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, there is no minimum offering amount and all funds shall only be returned to the potential Investors in the event the Offering is not consummated or if the Company, in its sole discretion, rejects all or a part of a particular potential Investor’s subscription; and

WHEREAS, the Company represents and warrants to the Escrow Agent that it has not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, THE COMPANY UNDERSTANDS THAT THE ESCROW AGENT, BY ACCEPTING THE APPOINMTMENT AND DESIGNATION AS ESCROW AGENT HEREUNDER, IN NO WAY ENDORSES THE MERITS OF THE OFFERING OF THE SHARES. THE COMPANY AGREES TO NOTIFY ANY PERSON ACTING ON ITS BEHALF THAT THE ESCROW AGENT’S POSITION AS ESCROW AGENT DOES NOT CONSTITUTE SUCH AN ENDORSEMENT, AND TO PROHIBIT SAID PERSONS FROM THE USE OF THE ESCROW AGENT’S NAME AS AN ENDORSER OF THE OFFERING; and

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WHEREAS, the Company represents and warrants to the Escrow Agent that a copy of each document that has been delivered to the Investor and third parties that include Escrow Agent’s name and duties, has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

Article 1
ESCROW DEPOSIT

Section 1.1      Delivery of Escrow Funds.

(a)       The Placement Agent and the Company shall instruct the Investors to deliver to Escrow Agent checks made payable to the order of “PECCOIN LIMITED as Escrow Agent for China Liberal Escrow”, or wire transfer to:

[name]

ABA #:

A/C #:

A/C Name:

Attn:

International Wires:

[name]

ABA:

SWIFT:

Beneficiary Bank:

Beneficiary ABA:

A/C #:

A/C Name:

All such checks and wire transfers remitted to the Escrow Agent shall be accompanied by information identifying each Investor, subscription, the Investor’s social security or taxpayer identification number and address. In the event the Investor’s address and/or social security number or taxpayer identification number are not provided to Escrow Agent by the Investor, then the Company agrees to promptly upon request provide the Escrow Agent with such information in writing. The checks or wire transfers shall be deposited into a non interest-bearing account at PECCOIN LIMITED entitled “China Liberal Escrow” (the “Escrow Account”).

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(b)       The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c)       The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Investor and advise the Company and the Placement Agent promptly thereof.

(d)       All funds received by the Escrow Agent shall be held only in non-interest bearing bank accounts at PECCOIN LIMITED.

Section 1.2      Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)       In the event that the Company advises the Escrow Agent in writing that the Offering has been terminated, the Escrow Agent shall promptly return the funds paid by each Investor to such Investor without interest or offset;

(b)       In the event that the Company advises the Escrow Agent in writing that it has rejected a proposed Investor’s Subscription Agreement, the Escrow Agent shall promptly return such proposed Investor’s Purchase Price to such proposed Investor without interest or offset.

(c)       If prior to 5:00 P.M. Eastern time on the Termination Date, the Escrow Agent receives written notice, in the form of Exhibit A attached hereto and made a part hereof (“Extension Notice”), and signed by the Company stating that the Termination Date has been extended to the Final Termination Date, then the Termination Date shall be so extended.

(d)       At each closing of the Offering, the Company shall provide the Escrow Agent with written instructions regarding the disbursement of the Escrow Funds in accordance with Exhibit B attached hereto and made a part hereof and signed by the Company (the “Disbursement Instructions”).

(e)       Subsequent to the first closing and until the “Final Closing” (herein defined), the Company may hold one or more additional closings of the purchase and sale of the Shares (each a “Subsequent Closing”), with each Subsequent Closing to be effected by disbursement of additional Escrow Funds based on the delivery of additional Disbursement Instructions to the Escrow Agent signed by the Company. The term “Final Closing” means the earliest to occur of (i) the date upon which subscriptions for the Maximum Offering Amount have been accepted, (ii) the Termination Date or the Final Termination Date, if applicable.

(f)        If by 5:00 P.M. Eastern time on the Termination Date, or on the date stated in the Extension Notice, if any, that the Escrow Agent has received in accordance with paragraph 2(b) above, the Escrow Agent has not received written Disbursement Instructions from the Company regarding the disbursement of the Escrow Funds in the Escrow Account, if any, then the Escrow Agent shall promptly return such Escrow Funds, if any, to the Investors without interest or offset. The Escrow Funds returned to the Investors shall be free and clear of any and all claims of the Escrow Agent.

(g)       The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

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(h)       The Company will provide the Escrow Agent with the payment instructions for each Investor, to whom the funds should be returned in accordance with this section.

(i)        In the event that the Escrow Agent makes any payment to the Company pursuant to this Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the Company shall repay to the Escrow Agent upon written request the amount so paid to it.

(j)        The Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Escrow Funds, including without limitation any attachment, levy or garnishment, without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any of the Parties or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(k)       The Company understands and agrees that the Escrow Agent shall have no obligation or duty to act upon any Disbursement Instructions delivered to the Escrow Agent for the disbursement of Escrow Funds under this Agreement if such Disbursement Instructions are not:

(i) in writing,

(ii) signed by representatives of the Company listed in Schedule II to this Agreement, in each case, each such individual an “Authorized Representative” of such Party), and

(iii) delivered to, and able to be authenticated by, the Escrow Agent in accordance with Section 3.3 below.

(l)        Upon request by the Company, the Escrow Agent will set up the Company with on-line access to the account(s) established pursuant to this Agreement, which the Company can use to view and verify transaction on such account(s).

(m)      The Company may specify in a written notice for the disbursement of funds whether such Escrow Funds shall be disbursed by way of wire transfer or check. If the written notice for the disbursement of funds does not so specify the disbursement means, Escrow Agent may disburse the Escrow Funds by wire transfer.

Section 1.3      Disbursement Instructions and Other Instructions.

(a)          With respect to any Disbursement Instructions or any other notice, direction or other instruction required to be delivered by the Company to the Escrow Agent under this Agreement, the Escrow Agent is authorized to follow and rely upon any and all such instructions given to it from time to time if the Escrow Agent believes, in good faith, that such instruction is genuine and to have been signed by an Authorized Representative of the Company. The Escrow Agent shall have no duty or obligation to verify that the person who sent such instruction is, in fact, a person duly authorized to give instructions on behalf of the Company, other than to verify that the signature of the Authorized Representative on any such instruction appears to be the signature of such person. The Company acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Escrow Agent, and that there may be more secure methods of transmitting instructions other than the method selected by the Company. The Escrow Agent shall have no responsibility or liability for any loss which may result from (i) any action taken or not taken by the Escrow Agent in good faith reliance on any such signatures or instructions, (ii) as a result of the Company’s reliance upon or use of any particular method of delivering instructions to the Escrow Agent, including the risk of interception of such instruction and misuse by third parties, or (iii) any officer or Authorized Representative of a Party named in Schedule II delivered hereunder prior to actual receipt by the Escrow Agent of a more current incumbency certificate or an updated Schedule II and a reasonable time for the Escrow Agent to act upon such updated or more current certificate or Schedule.

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(b)       The Company may, at any time, update Schedule II by signing and submitting to the Escrow Agent an update of such Schedule. Any updated Schedule shall not be effective unless the Escrow Agent countersigns a copy thereof. The Escrow Agent shall be entitled to a reasonable time to act to implement any changes on an updated Schedule II.

Section 1.4      Delivery and Authentication of Disbursement Instructions.

(a)       Disbursement Instructions must be delivered to Escrow Agent by one of the delivery methods set forth in Section 3.3.

(b)      The Company and the Escrow Agent hereby agree that the following security procedures will be used to verify the authenticity of Disbursement Instructions delivered by the Company to the Escrow Agent under this Agreement:

(i)	The Disbursement Instructions must include the name and signature of the person delivering the disbursement request to the Escrow Agent. The Escrow Agent will check that the name and signature of the person identified on the Disbursement Instructions appears to be the same as the name and signature of an Authorized Representative of the Company.

(ii)	The Escrow Agent will make a telephone call to an Authorized Representative of the Company purporting to deliver the Disbursement Instructions (which Authorized Representative may be the same as the Authorized Representative who delivered the Disbursement Instructions) at any telephone number for such Authorized Representative as set forth on Schedule II to obtain oral confirmation of delivery of the Disbursement Instructions.

(iii)	If the Disbursement Instructions are sent by email to the Escrow Agent, the Escrow Agent also shall review such email address to verify that it appears to have been sent from an email address for an Authorized Representative of the Company as set forth on Schedule II, as applicable, or from an email address for a person authorized under Schedule II to email Disbursement Instructions to the Escrow Agent on behalf of the Authorized Representative).

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(c)     The Company acknowledges and agrees that given its particular circumstances, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, the alternative security procedures offered by the Escrow Agent and the security procedures in general use by other customers and banks similarly situated, the security procedures set forth in this Section 1.4 are a commercially reasonable method of verifying the authenticity of a payment order in any Disbursement Instructions.

(d)     The Escrow Agent is authorized to execute, and the Company expressly agrees to be bound by any payment order in any Disbursement Instructions issued in its name (and associated funds transfer) (i) that is accepted by the Escrow Agent in accordance with the security procedures set forth in this Section 1.4, whether or not authorized by the Company and/or (ii) that is authorized by or on behalf of the Company or for which the Company is otherwise bound under the law of agency, whether or not the security procedures set forth in this Section 1.4 were followed, and to debit the Escrow Account for the amount of the payment order. Notwithstanding anything else, the Escrow Agent shall be deemed to have acted in good faith and without negligence, gross negligence or misconduct if the Escrow Agent is authorized to execute the payment order under this Section 1.4. Any action taken by the Escrow Agent pursuant to this paragraph prior to the Escrow Agent’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment of any Disbursement Instructions shall not be affected by such notice.

(e)      The security procedures set forth in this Section 1.4 are intended to verify the authenticity of payment orders provided to the Escrow Agent and are not designed to, and do not, detect errors in the transmission or content of any payment order. The Escrow Agent is not responsible for detecting an error in the payment order, regardless of whether the Company believes the error was apparent, and the Escrow Agent is not liable for any damages arising from any failure to detect an error.

(f)     When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Escrow Agent, and any other banks participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. The Company agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Escrow Agent hereunder.

(g)   The Escrow Agent shall not be obliged to make any payment requested under this Agreement if it is unable to validate the authenticity of the request by the security procedures set forth in this Section 1.4. The Escrow Agent’s inability to confirm a payment order may result in a delay or failure to act on that payment order. Notwithstanding anything else in this Agreement, the Escrow Agent shall not be required to treat a payment order as having been received until the Escrow Agent has authenticated it pursuant to the security procedures in this Section 1.4 and shall not be liable or responsible for any losses arising in relation to such delay or failure to act.

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ARTICLE 2
PROVISIONS CONCERNING THE ESCROW AGENT

Section 2.1      Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)       The Escrow Agent may act in reliance upon any signature reasonably believed by it to be genuine, and may assume that any person who has been designated by the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company are stated in Schedule II, which is attached hereto and made a part hereof. The Company may remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent in writing of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories. The Escrow Agent shall be entitled to rely upon any order, judgment, opinion, or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof.

(b)       The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)       In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(d)       The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than the Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal. The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(e)       The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement by the Company beyond the specific terms hereof. Without limiting the foregoing, the Escrow Agent shall dispose of the Escrow Funds in accordance with the express provisions of this Agreement, and has not reviewed and shall not make, be required to make or be liable in any manner for its failure to make, any determination under the Transaction Documents, or any other agreement, including, without limitation, any determination of whether (i) the Company has complied with the terms of the Transaction Documents, (ii) an investment in the Shares is suitable for the proposed Investors, or (iii) the Transaction Documents comply with applicable securities laws.

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(f)        No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to the Company. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any trust, joint venture, partnership, or debtor/creditor relationship between the Escrow Agent and the Company.

(g)       In no event shall the Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages even if the Escrow Agent has been advised of the likelihood of such loss or damage.

Section 2.2.     Indemnification. The Company agrees to indemnify and hold the Escrow Agent and its employees, officers, directors and agents harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by the Escrow Agent arising out of or related, directly or indirectly, to this Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct. The Company agrees to pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent with respect to any amounts that it is obligated to pay in the way of such taxes. The Escrow Agent shall not incur any liability for performing or not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent, including, without limitation, war (whether declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; the act, failure or neglect of the parties hereto (other than the Escrow Agent) or any of their agents; any delay, error, omission or default of any mail, courier, facsimile or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. The terms of this paragraph shall survive termination of this Agreement.

Section 2.3.     Limitation of Liability. the escrow agent SHALL NOT be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have DIRECTLY resulted from the escrow agent’s gross negligence or willful misconduct, or (ii) special, Indirect or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the escrow agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

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Section 2.4.     Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such 30-day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing the Investor’s checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

Section 2.5      Termination. The Company may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

Section 2.6      Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to compensation as stated in the schedule attached hereto as Schedule III, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse the Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing. The terms of this paragraph shall survive termination of this Agreement.

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Section 2.7.     Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 2.8.     Attachment of Escrow Funds; Compliance with Legal Orders. In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to the Company or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 2.9      Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 2.10    Compliance with Legal Orders. The Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

Section 2.11    No Financial Obligation. The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 3
MISCELLANEOUS

Section 3.1.     Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Company and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and shall require the prior written consent of the other Party (such consent not to be unreasonably withheld).

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Section 3.2.     Escheat. Each Party is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Company, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds escheat by operation of law.

Section 3.3.     Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

To the Company:

China Liberal Education Holdings Limited

Zhongguancun MOOC Times Building, Room 1618

18 Zhongguancun Street, Haidian District

Beijing, 100190 People’s Republic of China

Attention: Ms. Linda Ding

Phone:

Email:

With a copy to (which shall not constitute notice):

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800, New York, NY 10022

Attention: Ying Li

Phone:

E-Mail:

If to the Escrow Agent:

PECCOIN LIMITED

FLAT/RM A 20/F

North Cape Commercial Building

388 King’s Road

North Point, Hong Kong

Attention:

Phone:

Email:

Section 3.4.     Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and Escrow Agent hereby consent to the exclusive personal jurisdiction of the courts located in the State of New York in the event of a dispute arising out of or under this Agreement. The Company and Escrow Agent hereby irrevocably waive any objection to the laying of the venue of any suit, action or proceeding and irrevocably submits to the exclusive jurisdiction of such court in such suit, action or proceeding.

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Section 3.5.     Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto (as updated from time to time in accordance herewith) set forth the entire agreement and understanding of the parties related to the Escrow Account.

Section 3.6.     Amendment. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Company and the Escrow Agent.

Section 3.7.     Waivers. The failure of any Party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any Party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

Section 3.8.     Headings. Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

Section 3.9.     Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 3.10. Waiver of Jury Trial. THE COMPANY AND THE ESCROW AGENT EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 3.11    Form of Signature. The Company and the Escrow Agent agree to accept a facsimile or email PDF transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each Party who produces a facsimile or email PDF signature agrees, by the express terms hereof, if requested by another party hereto, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other Party.

Section 3.12    Termination. This Agreement will terminate upon the Termination Date or Final Termination Date, as applicable.

[The balance of this page intentionally left blank – signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

By:
Name:	Ngai Ngai Lam
Title:	Chief Executive Officer and Chairperson of the Board of Directors

PECCOIN LIMITED

By:
Name:
Title:

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Schedule I

Form of Subscription Agreement

Other Transaction Documents

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Schedule II

Certificate as to Authorized Signatures

of Company

Company hereby designates each of the following persons as its Authorized Representative for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Agreement to which this Schedule II is attached, on behalf of Company.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

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Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send any Payment Notice to Escrow Agent:

Email 1:

Email 2:

Email 3:

COMPLETE BELOW TO UPDATE SCHEDULE II

If Company wishes to update this Schedule II, Company must complete, sign and send to Escrow Agent an updated copy of this Schedule II with such changes. Any updated Schedule II shall be effective once signed by Company and Escrow Agent and shall entirely supersede and replace any prior Schedule II to this Agreement.

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

By:
Name:
Title:

Date:

PECCOIN LIMITED (as Escrow Agent)

By:
Name:
Title:

Date:

16

Schedule III

Fees of Escrow Agent

17

Exhibit A

Extension Notice

Date: __________________

PECCOIN LIMITED

FLAT/RM A 20/F

North Cape Commercial Building

388 King’s Road

North Point, Hong Kong

Attention:

Dear Mr./Ms. [_____]:

In accordance with the terms of Section 1.2(c) an Escrow Agreement dated [●], 2021 by and among CHINA LIBERAL EDUCATION HOLDINGS LIMITED, a company organized under the laws of the Cayman Islands (the “Company”), and PECCOIN LIMITED (the “Escrow Agent”), the Company hereby notifies the Escrow Agent that the Closing Date has been extended from __________ __, 2021 to __________ __, 2021.

Very truly yours,

CHINA LIBERAL EDUCATION HODLINGS LIMITED

By:
Name:
Title:

18

Exhibit B

FORM OF ESCROW DISBURSEMENT INSTRUCTIONS

AND RELEASE NOTICE

Date:

PECCOIN LIMITED

FLAT/RM A 20/F

North Cape Commercial Building

388 King’s Road

North Point, Hong Kong

Attention:

Dear Mr./Ms _______:

In accordance with the terms of Section 1.2(d) of an Escrow Agreement dated [●], 2021 (the “Escrow Agreement”), by and among CHINA LIBERAL EDUCATION HOLDINGS LIMITED, a company organized under the laws of the Cayman Islands (the “Company”) and PECCOIN LIMITED (the “Escrow Agent”), the Company hereby directs the Escrow Agent to distribute all of the Escrow Funds (as defined in the Escrow Agreement) in accordance with the following wire instructions:

________________________:                       $

________________________:                       $

________________________:                       $

Very truly yours,

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

By:
Name:
Title:

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